UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  September 10, 2007

TALON INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-13669	95-4654481
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21900 Burbank Blvd., Suite 270
Woodland Hills, California	91367
(Address of Principal Executive Offices)	(Zip Code)

(818) 444-4100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06	Material Impairments.

On September 10, 2007, management of Talon International, Inc. determined that a one-time earnings charge in the amount of $2.1 million will be required in its period ending September 30, 2007 to record the impairment of the full amount of the outstanding note receivable from Azteca Production International, Inc. and Diversified Apparel Resources, LLC (“Azteca”).

Azteca owes the company the balance of $2.1 million plus interest, under a Note Payable and Settlement Agreement entered into with the company in February 2006.  The note is payable in monthly installments over thirty-one months beginning March 1, 2006 and the payments are currently $133,000 per month until paid in full, but not later than July 1, 2008.  Azteca failed to make the scheduled note payment due on July 1, 2007, and subsequently elected to defer this payment until September 14, 2007 under provisions in the Note.  Azteca also failed to make the payment scheduled August 1, 2007, triggering a default under the note, but expressed their intention to remedy this default during the 30 day cure period provided for in the agreement.  On August 30, 2007, at the end of the cure period, Azteca submitted the August payment, but failed to make the September 1, 2007 scheduled payment, and again initiated a 30 day cure period until September 30, 2007 to cure this default.

On September 10, 2007 after meeting with and conducting extensive discussions with Azteca, they failed to provide to us certain security interests as required under the Note to make the scheduled note payments and Azteca further expressed its belief that it would be unable to make any note payments in the foreseeable future.  Additionally, on September 10, 2007 we were notified by our bank that the payment made by Azteca on August 30, 2007 was rejected for insufficient funds, thus triggering a full default under the Note.

 Under the terms of the Note a default results in full acceleration of the balance due, and the maker is also liable for interest accruing and all costs associated with the collection of the note balance.  We have initiated legal actions to secure all legal remedies available to us under the terms of the Note, and we are taking appropriate legal steps to secure all assets or collateral available to us under the law.  We will pursue recovery of this note and all associated costs to the full extent of the law.

Despite our legal remedies, we believe the likelihood of recovery given the circumstances and financial conditions of Azteca Production International, Inc. and Diversified Apparel, LLC is remote and accordingly an impairment charge for the full balance of the Note is appropriate at this time.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALON INTERNATIONAL, INC.

Date: September 14, 2007	By:	/s/ Lonnie D. Schnell
Lonnie D. Schnell,
Chief Financial Officer

3